Exhibit 99.1

First Solar, Inc. Announces Fourth Quarter and Year-end 2010 Financial Results

•	Net Sales $610 million for Q4 and $2,564 million for 2010

•	EPS $1.80 per fully diluted share for Q4 and $7.68 for 2010

•	Increased 2011 EPS guidance to $9.25 - $9.75 per fully diluted share

Tempe, Arizona - February 24, 2011 - First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2010. Fourth quarter 2010 net sales were $610 million, a decrease of $188 million from the third quarter of 2010, primarily due to the timing of system sales and the December implementation of 2011 pricing, partially offset by an increase in volume. Quarterly net sales decreased slightly from $641 million in the fourth quarter of 2009, due to decreased systems revenue and reduced module prices, partially offset by higher volume. Net sales for the fiscal year 2010 were $2,564 million, up 24% from $2,066 million in fiscal year 2009.

Fourth quarter net income per fully diluted share was $1.80, down from $2.04 in the third quarter of 2010 and up from $1.65 in the fourth quarter of 2009. Quarter over quarter, the net income decrease was primarily driven by lower net sales and increased expenses, partially offset by higher gross margins. Year over year, the net income increase was primarily driven by higher module production and lower module cost per watt, partially offset by reduced module average selling prices and increased expenses. Fiscal 2010 net income per fully diluted share was $7.68, up from $7.53 in fiscal 2009.

First Solar achieved several milestones in 2010:

•	Module manufacturing cost for the fourth quarter was reduced to $0.75/watt, down 11% year over year

•	Line throughput was up 17% year over year to 62.6 MW; increasing operating and announced capacity to 2.9 GW by 2012

•	Module conversion efficiency rose 0.5% year over year to 11.6%

•	Exceeded 3 GW of cumulative production, and produced 1.4 GW in 2010

•	Built the largest operational solar PV plant in the world, Sarnia (Canada, 80 MW) and the largest in the U.S., Copper Mountain (Nevada, 48 MW)

•	Pending Agua Caliente (290 MW) sale to NRG; will be the largest PV facility in the world when completed in 2013

•	Acquired NextLight and Edison Mission Group to expand our North American captive project pipeline to 2.4 GW

“In the fourth quarter the operations team executed well, and we sold 400 MW of projects in North America, positioning us to achieve our 2011 growth goals,” said Rob Gillette, CEO of First Solar. “We have good demand visibility in 2011 and a broader geographic reach, which gives us confidence in our ability to sell the 2 GW that we plan to produce.”

For 2011, First Solar is updating guidance as follows:

•	Net sales of $3.7 to $3.8 billion

•	Operating income of $910 to $980 million

•	Earnings per fully diluted share of $9.25 to $9.75

•	Includes $60 to $70 million of manufacturing start-up expenses and $15 to $20 million of factory ramp costs

•	Total capital spending of $1.0 to $1.1 billion

•	Operating cash flow of $1.0 to $1.1 billion

First Solar will discuss these results and the outlook for 2011 in a conference call scheduled for today at 4:30 p.m. EST. Investors may access a live audio webcast of this conference call and the earnings call presentation, which includes guidance for fiscal 2011 and additional details regarding the key assumptions relating to this guidance, in the Investors section of the Company's website at www.firstsolar.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, March 1, 2011 at 7:30 p.m. EST and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 8382775. If you are a subscriber of FactSet or Thomson One, you can obtain a written transcript.

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective, renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit http://www.firstsolar.com.

For First Solar Investors:
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts:
First Solar, Inc.
Investors:
James Zhu
Interim Chief Financial Officer
Chief Accounting Officer
602-414-9315
investor@firstsolar.com

Larry Polizzotto
Vice President, Investor Relations
602-414-9315
lpolizzotto@firstsolar.com

Pam Hegarty
Director, Investor Relations
602-414-9315
phegarty@firstsolar.com

Media:
First Solar - (North America)
Ted Meyer or Alan Bernheimer
+1 (602) 414-9361
media@firstsolar.com

First Solar - (Europe)
Brandon Mitchener
+49 (0) 6131 1443-399
media-emea@firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 26, 2009	December 31, 2010	December 26, 2009
Net sales	$609,801	$641,265	$2,563,515	$2,066,200
Cost of sales	313,077	375,056	1,378,669	1,021,618
Gross profit	296,724	266,209	1,184,846	1,044,582
Operating expenses:
Research and development	27,601	23,716	94,797	78,161
Selling, general and administrative	91,282	96,667	321,704	272,898
Production start-up	12,190	1,099	19,442	13,908
Total operating expenses	131,073	121,482	435,943	364,967
Operating income	165,651	144,727	748,903	679,615
Foreign currency gain (loss)	854	3,020	(3,468)	5,207
Interest income	3,034	3,286	14,375	9,735
Interest expense, net	—	(407)	(6)	(5,258)
Other income (expense), net	3,826	(309)	2,273	(2,985)
Income before income taxes	173,365	150,317	762,077	686,314
Income tax expense	17,421	8,697	97,876	46,176
Net income	$155,944	$141,620	$664,201	$640,138
Net income per share:
Basic	$1.83	$1.68	$7.82	$7.67
Diluted	$1.80	$1.65	$7.68	$7.53
Weighted-average number of shares used in per share calculations:
Basic	85,181	84,413	84,891	83,500
Diluted	86,840	86,004	86,491	85,044

FIRST SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2010	December 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$765,689	$664,499
Marketable securities	167,889	120,236
Accounts receivable trade, net	305,537	226,826
Accounts receivable, unbilled	1,482	58
Inventories	200,442	152,821
Project assets	—	1,081
Deferred tax assets, net	388	21,679
Prepaid expenses and other current assets	143,033	164,071
Total current assets	1,584,460	1,351,271
Property, plant and equipment, net	1,430,789	988,782
Project assets	320,140	131,415
Deferred tax assets, net	259,236	130,515
Marketable securities	180,271	329,608
Restricted cash and investments	86,003	36,494
Investment in related party	—	25,000
Goodwill	433,288	286,515
Inventories	42,728	21,695
Other assets	43,488	48,217
Total assets	$4,380,403	$3,349,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,312	$75,744
Income taxes payable	16,831	8,740
Accrued expenses	244,271	193,277
Current portion of long-term debt	26,587	28,559
Other current liabilities	99,676	88,607
Total current liabilities	469,677	394,927
Accrued solar module collection and recycling liability	132,951	92,799
Long-term debt	210,804	146,399
Other liabilities	112,026	62,600
Total liabilities	925,458	696,725
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 85,843,511 and 85,208,199 shares issued and outstanding at December 31, 2010 and December 26, 2009, respectively	86	85
Additional paid-in capital	1,815,420	1,658,091
Contingent consideration	1,118	2,844
Accumulated earnings	1,665,564	1,001,363
Accumulated other comprehensive loss	(27,243)	(9,596)
Total stockholders’ equity	3,454,945	2,652,787
Total liabilities and stockholders’ equity	$4,380,403	$3,349,512